Exhibit 99.1

Jet.AI Plugs into Alberta’s AI Boom with Investment in 200MW+ Natural Gas Powered Data Center

July 29, 2026 08:30 ET | Source: Jet.AI Inc.

Natural Gas-Powered Data Center Development in Canada’s Data Center Friendly, Energy-Rich, Province

Strategic investment adds gigawatt-scale AI data center capacity potential in Alberta, Canada to Jet.AI’s growing data center portfolio

LAS VEGAS and CALGARY, Alberta, July 29, 2026 (GLOBE NEWSWIRE) — Jet.AI Inc. (NASDAQ: JTAI) (“Jet.AI” or the “Company”), an emerging provider of high-performance GPU infrastructure and AI cloud services, today announced a strategic equity investment in StratGrid Inc. (“StratGrid”), a Calgary, Alberta-based developer of behind-the-meter, natural gas-powered data center infrastructure. Jet.AI made the investment through SG Canada InvestCo LLC, an investment vehicle established for the transaction in which Jet.AI owns a majority interest. SG Canada InvestCo LLC has invested $1.75 million USD of equity in StratGrid, which implies an approximately 26% common equity interest in StratGrid on a fully vested basis. Jet.AI’s strategic investment in StratGrid adds to its growing portfolio of data center campuses across North America.

StratGrid is developing large-scale data center campuses in Southern Alberta powered by on-site, behind-the-meter natural gas generation rather than the regional utility grid, an approach designed to deliver faster interconnection timelines and competitive, stable power costs for AI and hyperscale computing tenants. StratGrid’s first project, Project Wheatland in Wheatland County, Alberta, is designed for approximately 200 megawatts of generation capacity, with expansion potential beyond 1 gigawatt. Together with StratGrid’s second Alberta site, Project Mountain View, the platform is designed to scale to over 2 gigawatts of combined capacity over time. StratGrid controls several hundred acres of freehold land within designated industrial nodes in Southern Alberta across both sites.

StratGrid is working with WSP, a global engineering and professional services firm, providing initial engineering services, and Sustrio, a specialized consulting firm focused on sustainability, environmental, regulatory and stakeholder relations. The project’s design runs quietly, uses minimal water, and produces low emissions from on-site generation.

Alberta’s Emergence as a Data Center Hub

Alberta has emerged as one of North America’s fastest-growing hubs for AI data center development, supported by Premier Danielle Smith’s government and the province’s abundant, low-cost natural gas reserves. Meta Platforms, Inc. has led the way in the province, breaking ground in July 2026 on a 1-gigawatt, CAD $13 billion data center in Sturgeon County northeast of Edmonton, its first in Canada and among the largest data center investments in company history.

SITE PORTFOLIO · ALBERTA, CANADA

Project Locations & Site Profile

Edmonton
Red Deer
Calgary
Medicine Hat
Lethbridge
SASKATCHEWAN
SOUTHERN ALBERTA — DETAIL
Project Wheatland
Project Mountain View

PSAs Executed ✓	500+ Acres ✓	Freehold Title ✓
Gas Tie-in ✓	Fibre PoP Proximity ✓	Water Access ✓

StratGrid’s Project Wheatland and Project Mountain View sites, relative to Calgary, Alberta

“StratGrid’s behind-the-meter power model is meant to address one of the biggest bottlenecks in new data center development today; getting reliable, competitively priced power online fast enough to meet AI-driven demand. Alberta has quickly become a hotspot for this kind of development, thanks to strong support from the region’s Premier and the province’s abundant natural gas. Meta has led the charge here, and we’re very glad to be a fast follower alongside a seasoned team of partners,” said Mike Winston, Founder and Executive Chairman of Jet.AI.

“This investment reflects growing confidence in our behind-the-meter model as a faster path to power for our two AI data campus infrastructures, Project Wheatland and Project Mountain View. We’re pleased to add Jet.AI as a partner as StratGrid continues building out its platform in Southern Alberta, encompassing best practices for environmental, regulatory and stakeholder relations and sustainability and enhancing the communities that we will work with. In addition, this investment strengthens our capital position as we advance our development program across engineering, regulatory and land workstreams,” said David Sealock, Chief Executive Officer of StratGrid.

About StratGrid Inc.

StratGrid Inc. is a Calgary, Alberta-based developer of natural gas-powered data center infrastructure. Using a “design one, build many” approach, StratGrid is building a platform of behind-the-meter power generation projects designed to serve the growing power demands of AI and hyperscale computing.

About Jet.AI Inc.

Jet.AI Inc. (NASDAQ: JTAI) is a technology-driven company focused on deploying artificial intelligence tools and high-performance GPU infrastructure to enhance decision-making, efficiency, and performance across complex systems. The Company is listed on the NASDAQ Capital Market under the ticker symbol “JTAI.” To learn more, visit www.jet.ai.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, Jet.AI’s projected future results, and Jet.AI’s perception of market conditions, including the expected timing of the potential transactions and the future business strategy of Jet.AI. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results, including the performance of the StratGrid investment and broader market conditions. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.

Contacts

Jet.AI Investor Relations

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com

StratGrid Inc. Media Contact

David Sealock

media@stratgrid.ca